UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2014

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2014, the Board of Directors of AMETEK, Inc. (the “Company”) approved an amendment to the Company’s By-Laws as amended to and including April 29, 2010, effective on May 8, 2014, to establish Delaware as the exclusive forum for adjudication of certain of the Company’s disputes.

The exclusive forum provision provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or other proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, creditors or other constituents, (c) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (d) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine.

The foregoing description is qualified in its entirety by reference to the full and complete text of the By-Laws of AMETEK, Inc. as amended to and including May 8, 2014, which is attached hereto and incorporated by reference herein as Exhibit 3.2 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of AMETEK, Inc. (the “Company”) was held on May 8, 2014. The following matters were voted on at the Annual Meeting and received the number of votes indicated:

1)	Election of Directors. The following nominees were elected to the Board of Directors for a term expiring in 2017:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anthony J. Conti	200,507,816	2,880,438	13,030,224
Frank S. Hermance	193,407,576	9,980,678	13,030,224

Of the remaining six Board members, James R. Malone, Elizabeth R. Varet and Dennis K. Williams terms expire in 2015 and Ruby R. Chandy, Charles D. Klein and Steven W. Kohlhagen terms expire in 2016.

2)	Advisory Approval of the Company’s Executive Compensation. The Stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
193,960,057	2,974,532	6,453,665	13,030,224

3)	Ratification of Appointment of Independent Registered Public Accounting Firm. The Stockholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2014. The result of the vote was as follows:

Votes For	Votes Against	Abstain
213,310,019	2,339,499	768,960

Item 8.01 Other Events.

Dividend Increase
On May 9, 2014, AMETEK, Inc. issued a press release announcing that its Board of Directors has approved a 50% increase in the quarterly cash dividend on its common stock. A copy of such press release is furnished as Exhibit 99.1 to this Current Report.

Amended Corporate Governance Guidelines
On May 8, 2014, the Board of Directors of AMETEK, Inc. amended its Corporate Governance Guidelines to provide that, in an uncontested election, any nominee for Director who receives a greater number of “withheld” votes than “for” votes is required to promptly tender his or her resignation for consideration by the Corporate Governance/Nominating Committee of the Board of Directors. The Committee will promptly consider the resignation tendered by the Director and will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant to the Committee, including the reasons for the “withheld” votes by stockholders, the length of service and qualifications of the Director, and the Director’s contributions to the Company. No Director whose tendered resignation is under consideration will participate in the deliberative process as a member of the Corporate Governance/Nominating Committee or the process of the Board described below. The Board will act on the Corporate Governance/Nominating Committee’s recommendation within 90 days following certification of the stockholder vote. In considering the Corporate Governance/Nominating Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information deemed relevant by the Board. To the extent that one or more Directors’ resignations are accepted by the Board, the Corporate Governance/Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

The foregoing description is qualified in its entirety by reference to the full and complete text of the revised Corporate Governance Guidelines, a copy of which is available at the Investors section of www.ametek.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 By-Laws of AMETEK, Inc. as amended to and including May 8, 2014.

99.1 Copy of press release issued by AMETEK, Inc. on May 9, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

May 9, 2014	By:	/s/ William J. Burke

Name: William J. Burke
Title: Senior Vice President - Comptroller & Treasurer

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Exhibit Index

Exhibit No.	Description

3.2	By Laws of AMETEK, Inc. as amended to and including May 8, 2014.
99.1	Copy of press release issued by AMETEK, Inc. on May 9, 2014.